As filed with the Securities and Exchange Commission on August 11, 2016

Registration No. 333-208964

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AECOM

(Exact name of registrant as specified in its charter)

Delaware	61-1088522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1999 Avenue of the Stars, Suite 2600
Los Angeles, California 90067
(213) 593-8000
(Address of Principal Executive Offices)

Amended and Restated AECOM Retirement & Savings Plan
(Full Title of the Plan)

Michael S. Burke
Chairman and Chief Executive Officer
AECOM
1999 Avenue of the Stars, Suite 2600
Los Angeles, California 90067
(213) 593-8000
(Name, address and telephone number including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

On January 12, 2016, AECOM (“AECOM” or the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-208964) relating to an aggregate of 15,000,000 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), which are available pursuant to the Amended and Restated AECOM Retirement & Savings Plan, the AECOM 401(k) Retirement Plan, as amended, and the Amended and Restated Hunt Corporation Retirement Savings Plan (collectively, the “Plans”).  Effective July 1, 2016, the AECOM 401(k) Retirement Plan and the Amended and Restated Hunt Corporation Retirement Savings Plan merged into the Amended and Restated AECOM Retirement & Savings Plan (“Merger”).  This Post-Effective Amendment No. 1 is hereby filed to reflect that, following the Merger, the shares of Common Stock registered pursuant to this Registration Statement on Form S-8 (File No. 333-208964) and previously apportioned among the three Plans are now aggregated and available under the single surviving Amended and Restated AECOM Retirement & Savings Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1).  Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a)of the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement and made a part hereof:

(1)                                 AECOM’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015;

(2)                                 AECOM’s Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended September 30, 2015;

(3)                                 AECOM’s Quarterly Reports on Form 10-Q for the periods ended December 31, 2015, March 31, 2016 and June 30, 2016;

(4)                                 AECOM’s Current Reports on Form 8-K filed with the Commission on December 11, 2015, December 22, 2015, March 4, 2016 and May 18, 2016;

(5)                                 The description of the Common Stock contained in AECOM’s Registration Statement on Form S-1 filed with the Commission on March 8, 2007, together with any amendment or report filed with the Commission for the purpose of updating such description; and

(6)                                 The Annual Report for the Amended and Restated AECOM Retirement & Savings Plan (formerly the AECOM Technology Corporation Retirement & Savings Plan) on Form 11-K for the fiscal year ended December 31, 2015.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Article SIXTH of the AECOM Amended and Restated Certificate of Incorporation, as amended, provides that to the full extent permitted by Section 102(b)(7) of the DGCL the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director shall be eliminated; provided, however, that such personal liability shall not be eliminated thereby (i)for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when this provision shall have become effective.

Elimination of such personal liability is not intended to eliminate or narrow any protection otherwise applicable to directors.

Article V of AECOM’s Amended and Restated Bylaws provides that AECOM shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

AECOM maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

AECOM has entered into indemnification agreements with certain of its officers and directors. The indemnification agreements provide certain AECOM officers and directors with further rights to indemnification, to the fullest extent permitted by the DGCL.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on November 21, 2011).

4.2

Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on August 1, 2014).

4.3

Certificate of Correction of Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.3. to the AECOM’s Annual Report on Form 10-K filed with the Commission on November 17, 2014).

4.4	Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to AECOM’s Current Report on Form 8-K filed with the Commission on January 9, 2015).

4.5	Amended and Restated Bylaws of AECOM (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 9, 2015).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of RSM US LLP.

23.3	Consent of Vasquez & Company LLP.

24.1	Power of Attorney.*

99.1	Amended and Restated AECOM Retirement & Savings Plan (formerly the AECOM Technology Corporation Retirement & Savings Plan).*

99.2	AECOM 401(k) Retirement Plan (formerly the URS Corporation 401(k) Retirement Plan).*

99.3	Amendment No. 1 to AECOM 401(k) Retirement Plan (formerly the URS Corporation 401(k) Retirement Plan).*

99.4	Amendment No. 2 to AECOM 401(k) Retirement Plan (formerly the URS Corporation 401(k) Retirement Plan).*

99.5	Amended and Restated Hunt Corporation Retirement Savings Plan.*

99.6

Amended and Restated AECOM Retirement & Savings Plan (amended and restated effective July 1, 2016) (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2016).

99.7	Amendment No. 3 to AECOM 401(k) Retirement Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2016).

99.8	Amendment No. 1 to Hunt Corporation Retirement Savings Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2016).

*Previously filed.

Item 9.         Undertakings.

A.                                    The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by us under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 11th day of August, 2016.

AECOM

By:	/s/ W. Troy Rudd
W. Troy Rudd
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman and Chief Executive Officer	August 11, 2016
Michael S. Burke	(Principal Executive Officer)

*	Executive Vice President and Chief	August 11, 2016
W. Troy Rudd	Financial Officer (Principal Financial Officer)

*	Senior Vice President, Corporate	August 11, 2016
Ronald E. Osborne	Controller (Principal Accounting Officer)

*	Director	August 11, 2016
William H. Frist

*	Director	August 11, 2016
James H. Fordyce

*	Director	August 11, 2016
Linda Griego

*	Director	August 11, 2016
David W. Joos

*	Director	August 11, 2016
Robert J. Routs

*	Director	August 11, 2016
Clarence T. Schmitz

*	Director	August 11, 2016
Douglas W. Stotlar

*	Director, Vice Chairman	August 11, 2016
Daniel R. Tishman

*	Director	August 11, 2016
Janet C. Wolfenbarger

*By:	/s/ David Y. Gan
David Y. Gan
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 11, 2016.

AMENDED AND RESTATED AECOM RETIREMENT & SAVINGS PLAN

By:	/s/ Bernard C. Knobbe
Name:	Bernard C. Knobbe
Title:	Vice President, Global Benefits and Chair of the AECOM Americas Benefits Administration Committee

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on November 21, 2011).

4.2

Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on August 1, 2014).

4.3

Certificate of Correction of Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.3. to the AECOM’s Annual Report on Form 10-K filed with the Commission on November 17, 2014).

4.4	Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to AECOM’s Current Report on Form 8-K filed with the Commission on January 9, 2015).

4.5	Amended and Restated Bylaws of AECOM (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 9, 2015).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of RSM US LLP.

23.3	Consent of Vasquez & Company LLP.

24.1	Power of Attorney.*

99.1	Amended and Restated AECOM Retirement & Savings Plan (formerly the AECOM Technology Corporation Retirement & Savings Plan).*

99.2	AECOM 401(k) Retirement Plan (formerly the URS Corporation 401(k) Retirement Plan).*

99.3	Amendment No. 1 to AECOM 401(k) Retirement Plan (formerly the URS Corporation 401(k) Retirement Plan).*

99.4	Amendment No. 2 to AECOM 401(k) Retirement Plan (formerly the URS Corporation 401(k) Retirement Plan).*

99.5	Amended and Restated Hunt Corporation Retirement Savings Plan.*

99.6

Amended and Restated AECOM Retirement & Savings Plan (amended and restated effective July 1, 2016) (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2016).

99.7	Amendment No. 3 to AECOM 401(k) Retirement Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2016).

99.8	Amendment No. 1 to Hunt Corporation Retirement Savings Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2016).

*Previously filed.